UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2005

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.
INDEX

Page
Item 2.02 - Results of Operations and Financial Condition	3

Item 9.01 - Financial Statements and Exhibits	3

Signatures	4

Exhibit (99)(a) Press Release dated April 18, 2005	5

Item 2.02. Results of Operations and Financial Condition

On April 18, 2005, Peoples Bancorp of North Carolina, Inc. issued a press release announcing first quarter 2005 earnings.

A copy of the press release is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Due to an inadvertent error, the increase listed in this press release for non-interest expenses other than salary, benefits and occupancy expenses was incorrect. This expense category increased $173,000 or 16% for the three months ended March 31, 2005, as compared to the same period last year, rather than $123,000 or 12% as noted in the press release. This error did not affect any other information in the press release narrative or any information included in the tables attached to the press release.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits

(99)(a) Press Release, dated April 18, 2005

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: April 21, 2005	By:	/s/ A. Joseph Lampron
A. Joseph Lampron
Executive Vice President and Chief Financial Officer